UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-14939 (Commission file number)	63-0851141 (I.R.S. Employer Identification No.)

1501 Southeast Walton Blvd., Suite 213, Bentonville, Arkansas 72712
(Address of principal executive offices, including area code)

(479) 464-9944
(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 PRESS RELEASE

Item 9. Regulation FD Disclosure

     On June 14, 2004, America’s Car-Mart, Inc. (the “Company”) issued a press release announcing the adoption by T. J. (“Skip”) Falgout, III, Chairman and CEO of the Company, of a personal trading plan as part of his individual long-term strategy for asset diversification and liquidity, in accordance with the Securities and Exchange Commission’s Rule 10b5-1 and the Company’s policies with respect to insider sales of America’s Car-Mart common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     In accordance with General Instruction B.2. for Form 8-K, the information furnished in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.
Date: June 14, 2004	/s/ Mark D. Slusser Mark D. Slusser Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)